Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement is made and effective,     July 6,2009   by and between     GNS Family Partnership, LLC    , ("Landlord") and      The GNS Group, Inc     ("Tenant").

Landlord is the owner of the land and improvements commonly known as:   4017 Colby Avenue, Everett, WA   98201.

Landlord desires to lease the Leased Premises to Tenant and Tenant desires to lease the Leased Premises from Landlord for a term, at the rental and upon the covenants, conditions and provisions herein set forth:

Term: - The term of this lease shall be for a period of three (5) years beginning July 6, 2009 and ending July 5, 2014.

Rental: - Tenant shall pay to Landlord the monthly sum of $4,000 due and payable on or before the 1st of each month

Use: - The leased premises shall be used for offices and as a showroom for furniture.

Repairs: - During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises.

Property Taxes: - The payment of all property taxes shall be the responsibility of the Tenant.

Governing Law: - Tenant shall comply with all laws governing the use of the Leased Premises.

This Agreement shall be governed, construed and interpreted through and under the State of Washington.

ROULA JARJOUR
By:
Roula Jarjour
GNS Family Partnership LLC

ANTOINE JARJOUR
By:
Antoine Jarjour
The GNS Group, INC.